Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (as revised)

     These unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2004 have been prepared from the March 31, 2004 interim unaudited condensed consolidated financial statements of Waste Services, Inc. (the “Company”), the unaudited March 31, 2004 combined financial statements of certain assets of Allied Waste Industries, Inc. located in the Jacksonville, Florida (the “Allied Jacksonville Assets”) and the unaudited March 31, 2004 condensed consolidated financial statements of Florida Recycling Services, Inc. (as restated) (“Florida Recycling”). The unaudited pro forma condensed consolidated statement of operations as of year ended December 31, 2003 have been prepared from the December 31, 2003 consolidated financial statements of the Company, the combined financial statements of the North Central District of Allied Waste as of December 31, 2003 (the “Allied Assets”) and consolidated financial statements of Florida Recycling.

     Following the acquisition of Florida Recycling, the performance of the operations were below our expectations and we conducted a review of Florida’s Recycling business in an effort to identify the factors contributing to the lower than expected level of performance. Based on the results of this review, it appeared that the 2003 financial statements of Florida Recycling, provided by the sellers, contained misstatements and could not be relied upon. As such, the historical financial statements of Florida Recycling have been restated. Based upon this restatement, we have revised these pro forma disclosures using the restated Florida Recycling financial statements as of and for the three months then ended March 31, 2004 and for the year ended December 31, 2003.

     The unaudited pro forma condensed consolidated financial statements have been prepared on a basis to reflect the following events as if each event occurred as of January 1, 2003 for the statements of operations and as of March 31, 2004 for the balance sheet:

•	acquisition of the Allied Assets;

•	acquisition of Florida Recycling;

•	entering into the new Senior Secured Credit Facility;

•	issuance of the 9 1/2% Senior Subordinated Notes;

•	issuance and registration of 13,400,000 Common Shares of the Company and warrants to purchase 1,340,000 Common Shares of the Company; and

•	tax effects of the foregoing events.

     You should read these unaudited pro forma condensed consolidated financial statements in conjunction with the Company’s consolidated financial statements as of and for the year ended December 31, 2003, the interim unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2004.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The pro forma adjustments are more fully described in the notes to the unaudited pro forma condensed consolidated financial statements. These pro forma financial statements have been revised for the restated financial statements of Florida Recycling and the pro forma adjustments directly attributable to the historical accounts of Florida Recycling, and have otherwise not been updated for changes in estimates, management assumptions or information that became available after the date of the Original Reports.

     The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the acquisitions and the other transactions and events described been completed as of the dates or as of the beginning of the period indicated and do not purport to project the financial condition or results of operations and cash flows for any future date or period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2004
(In thousands, except per share amounts)

		Allied	Florida
		Jacksonville	Recycling
	Actual	Acquisition	(as restated)	Adjustments	Notes	Pro Forma
Revenue	$50,317	$7,782	$20,038	$—		$78,137

Operating expenses:
Cost of operations	34,171	6,701	16,615	(149)	(1)	57,338
Selling, general and administrative	10,559	620	3,595	(666)	(2)	14,108
Depreciation, depletion and amortization	5,472	385	1,445	1,077	(3)	8,434
				55	(1)
Foreign exchange gain and other	(90)	—	—	—		(90)

Income from operations	205	76	(1,617)	(317)		(1,653)

Interest income	—	(557)	—	557	(4)	—
Interest expense	6,316	—	427	(427)	(4)	5,374
				5,168	(5)
				(6,110)	(5)

Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	4,019	—	—	—		4,019

Income (loss) before income taxes	(10,130)	633	(2,044)	495		(11,046)
Income tax provision (benefit)	829	253	—	(253)	(6)	829

Net income (loss) attributable to Common Shareholders before cumulative effect of change in accounting principle	$(10,959)	$380	$(2,044)	$748		$(11,875)

Basic and diluted loss per share before cumulative effect of change in accounting principle	$(0.16)					$(0.13)

Weighted average common shares outstanding — basic and diluted	70,583	—	—	21,650	(7)	92,233

The accompanying notes are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(in thousands except per share data)

			Florida
		Allied NCF	Recycling
	Actual	Acquisition	(as restated)	Adjustments	Notes	Pro Forma

Revenue	$126,750	$89,702	$87,905	$—		$304,357

Operating expenses:
Cost of operations	79,992	65,657	69,513	(1,510)	(1)	213,652
Selling, general and administrative	35,117	8,000	15,473	(2,537)	(2)	56,053
Depreciation, depletion and amortization	14,927	4,804	7,789	6,723	(3)	34,761
				518	(1)
Goodwill impairment	—	31,333	—	(31,333)	(12)	—
Loss (recovery) related to US assets	(155)	—	—	—		(155)
Foreign exchange loss, gain on distribution to shareholder and other	1,915	—	(3,694)	3,653	(13)	1,874

Income from operations	(5,046)	(20,092)	(1,176)	24,486		(1,828)

Interest income	—	(5,245)	—	5,245	(4)	—
Interest expense	18,439	—	2,022	(2,022)	(4)	31,942
				20,795	(5)
				(7,292)	(5)

Income (loss) before income taxes	(23,485)	(14,847)	(3,198)	7,760		(33,770)

Income tax provision (benefit)	(587)	6,594	—	(6,594)	(6)	(587)

Income (loss)	(22,898)	(21,441)	(3,198)	14,354		(33,183)
Deemed dividend on Series 1 Preferred Shares	(54,572)	—	—	—		(54,572)

Net income (loss) attributable to Common Shareholders	$(77,470)	$(21,441)	$(3,198)	$14,354		$(87,755)

Basic and diluted loss per share before cumulative effect of change in accounting principle	$(1.99)					$(1.43)

Weighted average common shares outstanding — basic and diluted	38,782	—	—	22,549	(7)	61,331

The accompanying notes are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2004
(In thousands)

					Florida	Florida
		Alllied	Allied		Recycling	Recycling		Financing
	Actual	Jacksonville	Adjustment	Notes	(as restated)	Adjustment	Notes	Adjustment	Notes	Pro Forma
ASSETS
Cash and cash equivalents	$5,817	$—	$(27,289)	(8)	$191	$(97,950)	(8)	$119,678	(11)	$447
Restricted cash	999	—	—			—		(999)	(11)	—
Accounts receivable	26,387	3,169	—		6,903	—		—		36,459
Prepaid expenses and other assets	29,553	320	—		2,070	(995)	(9)	—		30,948

Total current assets	62,756	3,489	(27,289)		9,164	(98,945)		118,679		67,854

Property and equipment, net	81,070	7,763	1,640	(9)	15,820	—		—		106,293
Landfill sites, net	152,076	—	—		—	—		—		152,076
Deferred income taxes	2,507	—	—		—	—		—		2,507
Other assets	24,063	—	—		590	(9,957)	(8)	8,090	(11)	22,786
Goodwill and other intangible assets	184,220		11,968	(10)	174	(174)	(9)	—		344,777
			5,918	(10)		27,156	(10)	—
						115,515	(10)
Due from affiliates	—	19,063	(19,063)	(9)	—	—		—		—

Total assets	$506,692	$30,315	$(26,826)		$25,748	$33,595		$126,769		$696,293

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$13,309	$2,167	$(2,167)	(9)	$4,913	$1,437	(10)	$—		$19,659
Accrued expenses and other liabilities	26,145	1,617	(612)	(9)	7,321	—		—		34,471
Due to affiliates			2,484	(10)	1,954	(1,954)	(9)	—		2,484
Current portion of long-term debt and short-term financing	6,158	—	—		32,180	(32,180)	(9)	1,000	(11)	6,158
								(1,000)	(11)

Total current liabilities	45,612	3,784	(295)		46,368	(32,697)				62,772

Long-term debt	186,215				—	—		259,000	(11)	262,090
								(183,125)	(11)

Accrued closure, post-closure and other obligations	6,075	—	—		—	—		—		6,075
Cumulative mandatorily redeemable Preferred Shares	52,039	—	—		—	—		—		52,039

Total liabilities	289,941	3,784	(295)		46,368	(32,697)		75,875		382,976

Common stock	245,133	—	—		100	(100)	(8)	48,360	(11)	339,165
						45,672	(8)

Other additional paid-in-capital	—	—	—		9,986	(9,986)	(8)	—		—
Investment by Parent	—	26,531	(26,531)	(8)	—	—		—		—
Options, warrants and deferred stock-based compensation	24,624	—	—		—	—		2,534	(11)	27,158
Accumulated other comprehensive income	13,786	—	—		—	—		—		13,786
Accumulated deficit	(66,792)		—		(30,706)	30,706	(8)	—		(66,792)

Total shareholders’ equity	216,751	26,531	(26,531)		(20,620)	66,292		50,894		313,317

Total liabilities and shareholders’ equity	$506,692	$30,315	$(26,826)		$25,748	$33,595		$126,769		$696,293

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

     The following notes are a summary of the pro forma adjustments reflected in, and form an integral part of, the unaudited pro forma condensed consolidated financial statements.

(1)	Reflects the removal of rent expense from cost of operations for trucks and containers leased from other subsidiaries of Allied Waste Industries, Inc. (“Allied”). These trucks and containers were acquired or are to be acquired as part of the acquisition of the Allied Jacksonville Assets. Rent expense being removed for the Allied Assets was $0.1 million and $1.5 million for the three months ended March 31, 2004 and year ended December 31, 2003, respectively. Depreciation relating to the assets being acquired was $0.1 million and $0.5 million for the three months ended March 31, 2004 and year ended December 31, 2003, respectively.

(2)	Reflects the elimination of Florida Recycling management fees related to agreements not being assumed approximating $0.8 and $3.1 million for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively, offset by new employment and consulting agreements approximating $0.1 and $0.5 million for the three months ended March 31, 2004 and year ended December 31, 2003, respectively.

(3)	Reflects the amortization of intangible assets, based on an estimate of intangible asset values. These intangible assets include customer relationships and contracts and covenants not-to-compete and are amortized over the expected life of the benefit to be received by such intangibles, which ranges from 3 to 20 years. The estimated amortization for the Allied Assets and the Florida Recycling acquisition approximates $1.1 million and $6.7 million for the three months ended March 31, 2004 and year ended December 31, 2003, respectively.

(4)	Reflects the elimination of interest income of $0.6 million and $5.2 million received on balances due from affiliates not being acquired as part of the Allied Assets acquisition as well as the elimination of Florida Recycling interest expense of $0.4 million and $2.0 million for the three months ended March 31, 2004 and year ended December 31, 2003, respectively, related to debt not assumed.

(5)	As of three months ended March 31, 2004 and year ended December 31, 2003, this adjustment reflects interest expense of approximately $1.3 million and $5.1 million, respectively, related to the $100.0 million of a term loan portion of our new Senior Secured Credit Facilities and $3.9 million and $15.7 million, respectively, related to the $160.0 million of the 9 1/2% Senior Subordinated Notes. Also reflected is the removal of $6.1 million and $7.3 million as of three months ended March 31, 2004 and year ended December 31, 2003, respectively, of interest expense on our previous credit facility that would have been avoided had the financing described above been in place as of January 1, 2003.

Separately, as of December 31, 2003, the Company entered into a $220.0 million credit facility, the proceeds of which were used to finance the initial acquisition of certain assets of Allied and to repay the Company’s previous senior credit facility. Excluded from the pro forma adjustments is approximately $5.9 million of estimated fees and expenses related to the $220.0 million credit facility that will fully amortize upon the refinancing.

(6)	Reflects the elimination of U.S. income taxes otherwise payable as a result of the pro forma adjustments previously described. The Company has not assumed any additional benefit of the tax losses attributed to the pro forma adjustments because it does not expect to benefit from such losses at this time.

(7)	Reflects the dilutive effect of the 9,250,000 Common Shares issued to the sellers of Florida Recycling in connection with the Florida Recycling acquisition less the effect of the original 1,000,000 Common Shares previously deposited and the private placements of 13,400,000 Common Shares.

(8)	Reflects the payment of $27.3 million of cash purchase price as well as the elimination of the investment by the former owner of the Allied Jacksonville Assets of $26.5 million. Additionally reflected is the payment of cash purchase price for Florida Recycling of approximately $97.95 million, ($98.5 million purchase price less $3.75 million of advances previously made plus $1.0 million of transaction related fees and $2.2 million for a working capital adjustment), the issuance of 9,250,000 Common Shares of the Company, net of 1,000,000 Common Shares previously deposited, at a fair market value of $5.54 per share, the elimination of previous cash, warrants and Common Share deposits of approximately $10.0 million and the elimination of predecessor equity components.

(9)	Reflects the elimination of assets not acquired and liabilities not assumed as part of the acquisitions. The assets not being acquired primarily relate to predecessor entity goodwill and certain tax assets. The liabilities not assumed primarily relate to indebtedness of Florida Recycling. Also, refer to Note (10) for further details concerning the allocation of purchase price.

(10)	Reflects the preliminary allocation of purchase price based upon a preliminary estimate of the fair value of assets being acquired and liabilities being assumed by us as follows:

	Allied
	Jacksonville	Florida
	Assets	Recycling	Total
Purchase price:
Cash	$27,289	$100,666	$127,955
Common shares issued	—	51,256	51,256
Warrants issued	—	148	148
Transaction fees and other	—	1,509	1,509

Total purchase price	27,289	153,579	180,868

Allocated as follows:
Net book value of assets acquired/(liabilities) assumed	26,531	(20,620)	5,911
Adjustments to net book value:
Trucks and containers acquired	1,640	—	1,640
Accounts payable and accrued expenses not assumed	2,779	—	2,779
Indebtedness not assumed	—	32,180	32,180
Due to (from) affiliate not assumed	(19,063)	1,954	(17,109)
Historical goodwill and intangible assets	—	(174)	(174)
Additional liability assumed	(2,484)	(1,437)	(3,921)
Other assets not acquired	—	(995)	(995)

Adjusted net book value of assets/(liabilities)	9,403	10,908	20,311

Excess purchase price to be allocated	$17,886	$142,671	$160,557

Allocated as follows:
Goodwill	$11,968	$115,515	$127,483
Customer relationships and contracts and covenants not to compete	5,918	27,156	33,074

Total allocated	$17,886	$142,671	$160,557

The allocation of purchase price is considered preliminary until the Company has acquired all necessary information to finalize the allocation of purchase price. Although the time required to obtain the necessary information will vary with the circumstances specific to an individual acquisition, the “allocation period” for finalizing purchase price allocations generally does not exceed one year from the date of consummation of an acquisition. Adjustments to the allocation of purchase price may decrease those amounts allocated to goodwill and, as such, may increase those amounts allocated to other tangible or intangible assets, which may result in higher depreciation or amortization expense in future periods.

(11)	Reflects the issuance of $160.0 million of 9 1/2% Senior Subordinated Notes and $100.0 million of our new Senior Secured Credit Facilities term loan. In connection with these issuances, we incurred approximately $8.1 million of debt issue costs. Also reflected is the issuance and registration of 13,400,000 Common Shares of the Company at $4.00 per share and warrants to purchase 1,340,000 Common Shares of the Company at $4.00 per share. The proceeds of the Common Shares and warrants were allocated based on the relative fair values of the Common Shares and warrants, resulting in an allocation of the net proceeds of $48.4 million to the Common Shares and $2.5 million to the warrants. Furthermore, the Company repaid its previously outstanding senior credit facility.

The Company entered into an agreement with the investors under the equity placement in which it agreed to file a registration statement with respect to the Common Shares and the Common Shares issuable upon exercise of the warrants and have that registration statement declared effective within 120 days from the date of original issuance of the Common Shares. If the Company does not comply with these registration requirements, it will be required to pay liquidated damages equal to 1.0% of the value, as defined in the agreement, of the unregistered Common Shares for each month until the Common Shares are registered. Because these damages would be payable in cash, until the Common Shares are registered, the proceeds from the financing will be classified outside of shareholders’ equity.

(12)	Reflects the elimination of goodwill impairment losses recognized by Allied for the year ended December 31, 2003.

(13)	Reflects the elimination of a gain recognized on a property distribution to owners approximating $3.6 million for the year ended December 31, 2003.